Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Forest City Realty Trust, Inc., a Maryland corporation, which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to an offering of securities, hereby constitutes and appoints David J. LaRue, Robert G. O’Brien, and Charles D. Obert, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) such registration statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all amendments, post-effective amendments and supplements thereto; and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ James A. Ratner James A. Ratner	Chairman of the Board and Director	2/20/2017

/s/ David J. LaRue David J. LaRue	President, Chief Executive Officer and Director (Principal Executive Officer)	2/20/2017

/s/ Robert G. O’Brien Robert G. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2/27/2017

/s/ Charles D. Obert Charles D. Obert	Senior Vice President – Corporate Controller, Chief Accounting Officer (Principal Accounting Officer)	2/20/2017

/s/ Ronald A. Ratner Ronald A. Ratner	Executive Vice President – Development and Director	2/22/2017

/s/ Brian J. Ratner Brian J. Ratner	Executive Vice President and Director	2/27/2017

/s/ Deborah Ratner Salzberg Deborah Ratner Salzberg	Executive Vice President and Director	2/27/2017

/s/ Arthur F. Anton Arthur F. Anton	Director	2/20/2017

/s/ Kenneth J. Bacon Kenneth J. Bacon	Director	2/23/2017

/s/ Z. Jamie Behar Z. Jamie Behar	Director	4/27/2017

/s/ Scott S. Cowen Scott S. Cowen	Director	2/20/2017

/s/ Christine Detrick Christine Detrick	Director	2/20/2017

Signature	Title	Date

/s/ Michael P. Esposito, Jr. Michael P. Esposito, Jr.	Director	2/21/2017

/s/ Deborah L. Harmon Deborah L. Harmon	Director	2/26/2017

/s/ Stan Ross Stan Ross	Director	2/21/2017